EXHIBIT 23.2


Minneapolis, Minnesota                                         February 20, 1998


                               CONSENT OF COUNSEL


         We hereby consent to references to our firm under the caption "Legal Matters" in the Prospectus constituting a part of Registration Statement on Form SB-2 (No. ____________). In giving this Consent, we hereby disclaim that we are "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.



                                          LOMMEN, NELSON, COLE & STAGEBERG, P.A.


                                          By /s/ Roger V. Stageberg
                                            ------------------------------------
                                          Roger V. Stageberg